UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 22, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Hawaii Electric Light Company, Inc., (Hawaii Electric Light), an electric utility subsidiary of Hawaiian Electric, has been purchasing up to 60 megawatts (net) of firm capacity from Hamakua Energy Partners, L.P. (HEP) under a power purchase agreement that would expire on December 30, 2030 (the Power Purchase Agreement). On December 22, 2015, Hawaii Electric Light entered into an agreement, subject to Hawaii Public Utilities Commission (PUC) approval, to acquire the assets of HEP for approximately $84.5 million.

By owning the plant, Hawaii Electric Light will have greater flexibility to cycle HEP’s generating units, exercising greater operational flexibility to support renewable energy and use HEP’s efficient generating units. The HEP plant contributes 23% of Hawaii Island’s generating capacity and produced about 16% of the islands energy in 2014. The plant includes two combustion turbines, a steam generating unit, and two heat recovery steam generators. This combination of generators allows the plant to operate as a more efficient “combined cycle” plant with the steam generator running on the captured waste heat from the two combustion turbines, producing additional power without burning more fuel. The combustion turbines currently run on naphtha, a cleaner fossil fuel, and could be converted to use even cleaner and potentially lower-cost natural gas or renewable biofuels in the future.

The transaction is expected to result in lower costs to customers and will support the integration of renewable energy from variable sources such as solar and wind. Customers are expected to save from the elimination of payments to HEP under the current contract for making energy available 24 hours a day, as well as the elimination or reduction of other costs. The combustion turbine equipment used at the HEP facility is the same as that used at another Hawaii Electric Light generating station, leveraging operational expertise and allowing better procurement and utilization of equipment parts.

Hawaii Electric Light will issue a news release, “Hawaii Electric Light signs contract to buy Hamakua Energy Partners generating plant.” This news release is furnished as Exhibit 99.

FORWARD-LOOKING STATEMENTS
This report may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this report should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s and Hawaiian Electric’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2014, HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and HEI’s and Hawaiian Electric’s future periodic reports that discuss important factors that could cause HEI’s and/or Hawaiian Electric's results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American Savings Bank, F.S.B. and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.02 Termination of a Material Definitive Agreement
If approved by the PUC, the agreement to purchase the existing HEP generating assets, described in Item 1.01 above and incorporated by reference into this item, will terminate the existing Power Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99	News release, dated December 23, 2015, “Hawaii Electric Light signs contract to buy Hamakua Energy Partners generating plant”

HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s (ASB's) press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s or Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: December 23, 2015	Date: December 23, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99	News release, dated December 23, 2015, “Hawaii Electric Light signs contract to buy Hamakua Energy Partners generating plant”

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